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                        INTEGRATED HEALTH SERVICES, INC.

                                  $115,000,000

               9 5/8% SENIOR SUBORDINATED NOTES DUE 2002, SERIES A


                         -------------------------------


                             SUPPLEMENTAL INDENTURE

                            Dated as of June 13, 1996

                                       to

                              AMENDED AND RESTATED

                             SUPPLEMENTAL INDENTURE

                            Dated as of May 15, 1995


                         -------------------------------


                              SIGNET TRUST COMPANY,


                                     Trustee



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



                  THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of June 13, 1996, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), having its principal office at 10065 Red Run Boulevard, Owings Mills, Maryland 21117, and SIGNET TRUST COMPANY, a Virginia corporation, as trustee (the "Trustee"), under the Indenture (as defined below), having its Corporate Trust Office at 7 St. Paul Street, Baltimore, Maryland 21202. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

                  WHEREAS, the Company and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture dated as of May 15, 1995, as amended by that Amended and Restated Supplemental Indenture dated as of May 15, 1995 ("Indenture"), relating to $115,000,000 aggregate principal amount at maturity of the Company's 9 5/8% Senior Subordinated Notes due 2002, Series A (the "Securities");

                  WHEREAS, pursuant to Section 8.2 of the Indenture, the Company and the Trustee have obtained the consent of the Holders of at least a majority in principal amount of the outstanding Securities to the amendments made hereby;

                  WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

                  WHEREAS, the Company has delivered an Officers' Certificates and Opinion of Counsel to the Trustee pursuant to Sections 8.6 and 10.3 of the Indenture; and

                  WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

                  NOW,  THEREFORE,  in consideration  of the promises  contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:


                                    ARTICLE I
                                   AMENDMENTS

                  Upon execution of this Supplemental Indenture, the terms of the Securities and the Indenture shall be amended as follows:


                  SECTION 1.1. The definition of "Consolidated Coverage Ratio" in Section 1.1 of the Indenture shall be deleted in its entirety and replaced with the following definition:


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                  "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; provided, however, that if any calculation of the Company's Consolidated Coverage Ratio requires the use of any quarter prior to the date of the Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or
         acquisition   (including  the  Consolidated   EBITDA  relating  to  the
         hospital, healthcare facility or other assets acquired), as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation; provided, however, that if the Company consummates an acquisition of First American Health Care of Georgia, Inc. ("First American"), the Company may, at its option, elect that the results of operations for First American shall be reflected in the computation of the Consolidated Coverage Ratio only from the date of consummation of the acquisition of First American (on an annualized basis for the four-quarter period following the acquisition) and, upon such election, pro forma effect shall not be given to such results of operations (but shall be given effect to any financing, including the incurrence of Indebtedness, in connection with such transaction) as if it had occurred at the beginning of the four-quarter period used to make such calculation.

                  SECTION 1.2. The following new Section 8.7 shall be added after Section 8.6:

                  Section 8.7. Payment to Consenting Holders of Record on May 2, 1996.

                  The Company  agrees to pay to each Holder of  Securities as of
         May 2, 1996 (the  "Consent  Record  Date") who  delivered  (and did not revoke) a valid consent to an amendment of the definition of Consolidated Coverage Ratio (the "Consent") prior to 5:00 p.m., New York City Time, on June 13, 1996 (the "Expiration Date"), all as more fully set forth in that certain Consent Solicitation Statement dated May 3, 1996 and Supplement to Consent Solicitation Statement dated May 29, 1996 (each a "Consenting Holder"):

                           (i) $2.50 for each $1,000 in principal  amount of the
                  Securities in respect of which a valid Consent was delivered (and not revoked) prior to the Expiration Date by such Consenting Holder, such payment to be made


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



                  as soon as practicable following the Expiration Date (the "Initial Consent Fee");

                           (ii) if the Company  consummates  the  acquisition of
                  First American Health Care of Georgia, Inc. (the "First American Acquisition"), $2.50 for each $1,000 in principal amount of the Securities in respect of which a valid Consent was delivered (and not revoked) prior to the Expiration Date by such Consenting Holder, such payment to be made as soon as practicable following the date the First American Acquisition is consummated (the "Acquisition Consent Fee"); and

                           (iii) if the Company elects to exclude the pre-acquisition results of operations of First American Health Care of Georgia, Inc. from the calculation of the Consolidated Coverage Ratio, as permitted by the third proviso to the definition of Consolidated Coverage Ratio (the "Election"), $2.50 for each $1,000 in principal amount of the Securities in respect of which a valid Consent was delivered (and not revoked) prior to the Expiration Date by such Consenting Holder, such payment to be made as soon as practicable following the date of Election (the "Election Consent Fee" and, together with the Initial Consent Fee and the Acquisition Consent Fee, the "Consent Fee").

         The Initial Consent Fee and, to the extent they become due and payable, the Acquisition Consent Fee and the Election Consent Fee shall be paid to the Consenting Holder notwithstanding any subsequent transfer of the Securities. Holders as of the Consent Record Date who did not deliver Consents or who delivered Consents after the Expiration Date, and Holders of Securities acquired subsequent to the Consent Record Date, are not entitled to any portion of the Consent Fee. If the First American Acquisition is not consummated, the Acquisition Consent Fee and the Election Consent Fee will not be paid. If the First American Acquisition is consummated but the Election is not made, the Election Consent Fee will not be paid.

                           The Company shall promptly following the occurrence of each of the First American Acquisition and the Election deliver to the Trustee an Officers' Certificate notifying the Trustee of the occurrence of such event.

                                   ARTICLE II
                                  MISCELLANEOUS

                  SECTION 2.1. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer


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



to this Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

                  SECTION 2.2. Upon execution of this Supplemental Indenture, the Indenture shall be modified in accordance therewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                  SECTION 2.3. Upon execution, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                  SECTION  2.4.  This   Supplemental   Indenture   shall  become
effective as of the date first above written.

                  SECTION  2.5.  The  Trustee   accepts  the  amendment  to  the
Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

                  SECTION 2.6. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  SECTION 2.7. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

                  SECTION 2.8. The Company shall compensate and indemnify the Trustee in respect of this Supplemental Indenture to the same extent as set forth in Section 6.6 of the Indenture.


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




                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.


                                         INTEGRATED HEALTH SERVICES, INC.



                                         By/s/ Eleanor Harding
                                           --------------------
                                         Name:  Eleanor Harding
                                         Title:  Senior Vice President-Finance


[Corporate Seal]

Attest:

- --------------------------


                                         SIGNET TRUST COMPANY


                                         By/s/ Diane E. TenHoopen
                                           ----------------------
                                         Name: Diane E. TenHoopen
                                         Title: Vice President


[Corporate Seal]

Attest:

- ----------------------------

STATE OF MARYLAND )
                  )       SS.:
COUNTY OF CARROLL )


                  On the 13th day of June, 1996, before me personally came Eleanor C. Harding, to me known, who, being by me duly sworn, did depose and say that she is Senior Vice President-Finance of Integrated Health Services, Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                         /s/ Sarl L. Beck
                                         ------------------
                                         Notary Public


                                         State of Maryland
                                         My commission expires 10/1/99


[Seal]


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


STATE OF MARYLAND    )
                     )        SS.:
COUNTY OF BALTIMORE  )


                  On the 14th day of June, 1996, before me personally came Diane
E. TenHoopen, to me known, who, being by me duly sworn, did depose and say that she is Vice President of Signet Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                         /s/ Katherine M. Rech
                                         ----------------------
                                         Notary Public


                                         State of Maryland
                                         My commission expires 6/1/98




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